UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2006

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2006, Keryx Biopharmaceuticals, Inc. (“Keryx”) issued a press release announcing that it has entered into an agreement to acquire AccuminTM, a novel, patent protected, diagnostic for the direct measurement and quantitation of total, intact urinary albumin, from AusAm Biotechnologies, Inc. (“AusAm”). Pursuant to the Asset Purchase Agreement (the “Agreement”) dated February 6, 2006, between the parties, Keryx will acquire Accumin in exchange for up to 300,000 shares of Keryx common stock and a royalty arrangement under which Keryx may be required to pay up to a maximum of $16.1 million. Keryx believes that it will be required to issue approximately 200,000 shares of Keryx common stock at closing to AusAm. The Agreement was entered into in connection with a voluntary petition by AusAm for bankruptcy relief under Chapter 11 of the United States Bankruptcy Code. The bankruptcy court approved the Agreement on March 17, 2006. Pursuant to the Agreement, Keryx will register the shares issued to AusAm. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: March 23, 2006	By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated March 23, 2006.